Exhibit 99.21

                        SECOND AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                           McLEODUSA INCORPORATED


       McLeodUSA Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

       FIRST: The Corporation was originally incorporated under the name McLeod, Inc. on July 29, 1993 and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the same date. The date of the filing of the Corporations's Amended and Restated Certificate of Incorporation was May 2, 1996.

       SECOND: This Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions previously filed with the Secretary of State of the State of Delaware on May 2, 1996, May 29, 1997, March 30, 2000 and June 13, 2000, is authorized by and is being filed in connection with the Corporation's Amended Plan of Reorganization, dated February 28, 2002 (as such plan may be amended from time to time, the "Plan of Reorganization") and was duly adopted pursuant to Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL"). The Plan of Reorganization was confirmed by order entered on April 5, 2002, by the United States Bankruptcy Court for the District of Delaware.

       THIRD: The text of the Certificate of Incorporation of the Corporation hereby is amended and restated to read in its entirety as follows:

ARTICLE 1.  NAME

       The name of the Corporation is McLeodUSA Incorporated.

ARTICLE 2.  REGISTERED OFFICE AND AGENT

       The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, Delaware, 19801 in the County of New Castle. The registered agent of the Corporation at such address shall be The
Corporation Trust Company.

ARTICLE 3.  PURPOSE AND POWERS

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.  CAPITAL STOCK

          4.1  AUTHORIZED SHARES

          The total number of shares of stock that the Corporation shall be authorized to issue is 2,050,000,000 shares as follows: (i) 1,886,249,986 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 78,203,135 shares of Class B common stock having a par value of $.01 per share ("Class B Common Stock"); (iii) 35,546,879 shares of Class C common stock having a par value of $.01 per share ("Class C Common Stock" and, together with each other class of common stock of the Corporation, the "Common Stock"); and (iv) 50,000,000 shares of preferred stock having a par value of $.01 per share ("Preferred Stock").

          4.2  COMMON STOCK

               4.2.1  RELATIVE RIGHTS

               The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock. Except as otherwise set forth in this Certificate of Incorporation, each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

               4.2.2  DIVIDENDS

               Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid equally on each share of Class A Common Stock and any class or series of stock entitled to participate therewith as to dividends (including the Class B Common Stock and Class C Common Stock) in accordance with the terms of such class or series of stock, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

               4.2.3  DISSOLUTION, LIQUIDATION, WINDING UP

               In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary (a "liquidation"), the holders of Class A Common Stock and holders of any class or series of stock entitled to participate therewith (including the Class B Common Stock and Class C Common Stock), in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of such liquidation the full preferential amounts (if any) to which they are entitled.

               4.2.4  VOTING RIGHTS

               Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class A Common Stock shall be entitled to cast one vote for each outstanding share of Class A Common Stock so held. Each holder of shares of Class B Common Stock shall be entitled to cast that number of votes for each outstanding share of Class B Common Stock so held that is equal to (i) 56% of the aggregate number of votes which would be cast by the holders of the Class B Common Stock and the Class C Common Stock taken together if such shares had been converted into Class A Common Stock immediately prior to the date established as the record date with respect to such vote divided by (ii) the number of shares of Class B Common Stock then outstanding. Each holder of shares of Class C Common Stock shall be entitled to cast that number of votes for each outstanding share of Class C Common Stock so held that is equal to (x) 44% of the aggregate number of votes which would be cast by the holders of the Class B Common Stock and the Class C Common Stock taken together if such shares had been converted into Class A Common Stock immediately prior to the date established as the record date with respect to such vote divided by (y) the number of shares of Class C Common Stock then outstanding.

          4.3  CLASS B COMMON STOCK AND CLASS C COMMON STOCK

               4.3.1  DIVIDENDS

                      (A) If at any time the Corporation shall declare and pay a dividend on the Class A Common Stock (other than dividends payable in shares of Class A Common Stock which, instead, shall be treated as set forth in Section 4.3.3(F)), then, at the same time, the Corporation shall declare and pay (a) a dividend on each share of Class B Common Stock equal to (i) 56% of the aggregate amount of dividends that would be paid to the holders of the Class B Common Stock and the Class C Common Stock taken together if such shares had been converted into Class A Common Stock immediately prior to the date established as the record date with respect to such dividend divided by (ii) the number of shares of Class B Common Stock then outstanding, and (b) a dividend on each share of Class C Common Stock equal to (i) 44% of the aggregate amount of dividends that would be paid to the holders of the Class B Common Stock and the Class C Common Stock taken together if such shares had been converted into Class A Common Stock immediately prior to the date established as the record date with respect to such dividend divided by (ii) the number of shares of Class C Common Stock then outstanding.

                      (B) Except as provided in Section 4.3.1(A), no dividends shall be declared or paid on Class B Common Stock or Class C Common Stock.

               4.3.2  DISSOLUTION, LIQUIDATION, WINDING UP

               In the event of any liquidation, the holders of the outstanding shares of Class B Common Stock and Class C Common Stock, taken together, shall be entitled to receive the aggregate amount that would be received by the holders of the outstanding shares of Class B Common Stock and Class C Common Stock if such shares had been converted into Class A Common Stock immediately prior to the liquidation (such amount, the "Aggregate Liquidation Amount"). Any proceeds distributed among the outstanding shares of Class B Common Stock and Class C Common Stock under the preceding sentence upon a liquidation shall be distributed (1) first, to the Class B Common Stock until it has received an amount equal to the aggregate Preference Amounts, as of the date of liquidation, of the outstanding Class B Common Stock, (2) second, 37.5% to the Class B Common Stock and 62.5% to the Class C Common Stock until the Class B Common Stock has received an amount equal to the Outstanding Class B Capital Amount as of the date of liquidation (in addition to any amount received pursuant to clause (1) of this sentence) and the Class C Common Stock has received an amount equal to the Outstanding Class C Capital Amount as of the date of liquidation, and (3) thereafter 56% to the Class B Common Stock and 44% to the Class C Common Stock. Notwithstanding the foregoing, in no event shall the Class B Common Stock receive more than 97% of the Aggregate Liquidation Amount or the Class C Common Stock receive less than 3% of the Aggregate Liquidation Amount. Any amounts distributed with respect to the Class B Common Stock pursuant to this Section 4.3.2 shall be allocated pro rata among the shares of Class B Common Stock and any amounts distributed with respect to the Class C Common Stock pursuant to this Section 4.3.2 shall be allocated pro rata among the shares of Class C Common Stock. For the purposes of this Section 4.3.2, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation.

               4.3.3  CONVERSION

                      (A) (i) Subject to the provisions of this Section 4.3.3, the holders of shares of Class B Common Stock shall have the right, at any time in whole and from time to time in part, at such holders' option, to convert any or all outstanding shares of Class B Common Stock held by such holders into fully paid and non-assessable shares of Class A Common Stock ("Conversion"). Upon any Conversion, a proportional amount, based on the percentage of each class of shares outstanding, of the Class C Common Stock shall automatically convert in accordance with the terms of the Class C
Common Stock set forth herein.

                           (ii) The outstanding shares of Class B Common
Stock and Class C Common Stock, taken together, shall be convertible into a number of shares of Class A Common Stock (the "Aggregate Conversion Shares") equal to 113,750,014 minus the cumulative number of shares of Class A Common Stock into which the Class B Common Stock and Class C Common Stock shall have been converted at any time prior to such Conversion, adjusted, as appropriate, to reflect any event set forth in Section 4.3.3(F)(i). The Class B Common Stock shall be convertible into a number of shares of Class A Common Stock (the "Aggregate Class B Conversion Shares") equal to the lesser of (A) 97% of the Aggregate Conversion Shares and (B) the sum of (1) the aggregate Preference Amounts, as of the date of conversion, of the outstanding shares of Class B Common Stock divided by the Net Realizable FMV of a share of Class A Common Stock as of the date of conversion, plus (2) the Class B Capital Share Number, plus (3) the product of (x) .560 and (y) the excess, if any, of the Aggregate Conversion Shares over the sum of (i) the number determined pursuant to clause (1), (ii) the Class B Capital Share Number and (iii) the Class C Capital Share Number (such excess, the "Conversion Excess"). Each share of Class B Common Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Class B Conversion Shares divided by the number of shares of Class B Common Stock outstanding as of the date of conversion. The Class C Common Stock shall be convertible into a number of shares of Class A Common Stock (the "Aggregate Class C Conversion Shares") equal to the greater of (A) 3% of the Aggregate Conversion Shares and (B) the sum of (I) the Class C Capital Share Number, plus (II) the product of
(x) .440 and (y) the Conversion Excess. Each share of Class C Common Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Class C Conversion Shares divided by the number of shares of Class C Common Stock outstanding as of the date of conversion.

                           (iii) In the case of any partial conversion of
Class B Common Stock by the holders thereof, selection of the Class C Common Stock for automatic conversion will be made by the Corporation in compliance with the requirements of the principal national securities exchange, if any, on which the Class C Common Stock is listed, or if the Class C Common Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Corporation, in its sole discretion, shall deem fair and appropriate.

                      (B) (i) In order to effect a Conversion, the holder of the shares of Class B Common Stock or Class C Common Stock, as applicable, to be converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted.

                           (ii) Unless the shares issuable on a Conversion
are to be issued in the same name as the name in which such shares of Class B Common Stock or Class C Common Stock, as applicable, are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

                           (iii) As promptly as practicable after the
surrender by the holder of the certificates for shares of Class B Common Stock or Class C Common Stock, as applicable, as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4.3.3, (y) any cash adjustment required pursuant to Section 4.3.3(E), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Class B Common Stock or Class C Common Stock, as applicable, not being so converted.

                           (iv) Each conversion of shares of Class B Common
Stock or Class C Common Stock, as applicable, pursuant to Section 4.3.3(A) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for such shares shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon any such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date, and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Class B Common Stock or Class C Common Stock, as applicable, being converted as determined in accordance with this
Section 4.3.3 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Class B Common Stock or Class C Common Stock, as applicable, will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Class B Common Stock or Class C Common Stock, as applicable, to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this Section 4.3.3 and a certificate or certificates representing the shares of Class B Common Stock or Class C Common Stock, as applicable, not converted.

                      (C) (i) The Corporation will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting conversions of the Class B Common Stock and the Class
C Common Stock.

                           (ii) Prior to the delivery of any securities
which the Corporation shall be obligated to deliver upon conversion of the Class B Common Stock and the Class C Common Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                      (D) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock and the Class C Common Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                      (E) In connection with the conversion of any shares of Class B Common Stock or Class C Common Stock, as applicable, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the business day next preceding the date of conversion.

                      (F) (i) In case the Corporation shall at any time (A) declare a dividend or make a distribution on the Class A Common Stock payable in Class A Common Stock, (B) subdivide or split the outstanding Class A Common Stock, (C) combine or reclassify the outstanding Class A Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, appropriate adjustment shall be made so that the conversion of the Class B Common Stock and the Class C Common Stock after such time shall entitle the holders of the Class B
Common Stock and the Class C Common Stock, in the aggregate, to receive the aggregate number of shares of Class A Common Stock or other securities of the Corporation (or other securities into which such shares of Class A Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause (C), (D) or (E) of this Section 4.3.3(F)(i)) which, if the Class B Common Stock and Class C Common Stock had been converted immediately prior to such time, the holders of Class B Common Stock and the Class C Common Stock, in the aggregate, would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed in this Section 4.3.3(F)(i) shall occur. Reference to time in this Section 4.3.3(F)(i) shall include a reference to any record date set for purposes of determining the holders entitled to participate in any of the events listed in this Section 4.3.3(F)(i).

                            (ii) In the event that, at any time as a result
of the provisions of Section 4.3.3(F), a holder of Class B Common Stock or Class C Common Stock, as applicable, upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Class A Common Stock, the number of such other shares so receivable upon conversion of Class B Common Stock or Class C Common Stock, as applicable, shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                      (G) All adjustments pursuant to this Section 4.3.3 shall be notified to the holders of the Class B Common Stock and Class C Common Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

                      4.3.4  SHARES OF CLASS B AND CLASS C COMMON STOCK

                      (A) Shares of Class B Common Stock or Class C Common Stock that are converted into shares of Class A Common Stock as provided in
Section 4.3.3 shall be retired and canceled and shall have the status of authorized but unissued shares of Class B Common Stock or Class C Common Stock, respectively.

                      (B) The Corporation will not be entitled to issue additional shares of Class B Common Stock or Class C Common Stock, or issue options, rights or warrants to subscribe for additional shares of, or other securities convertible, exchangeable or exercisable into, Class B Common Stock or Class C Common Stock.

                      (C) Notwithstanding anything to the contrary contained in this Certificate of Incorporation, in no event will the holders of the Class B Common Stock and the Class C Common Stock, in the aggregate, with respect to such stock, be entitled to voting rights (except as otherwise required by law or as expressly provided in Section 4.3.4(E)), dividend rights, or rights upon liquidation in excess of, or that are less than, the rights to which such holders, in the aggregate, would have been entitled if the Class B Common Stock and Class C Common Stock had been converted into Class A Common Stock pursuant to Section 4.3.3. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, except pursuant to Section 4.3.3(F), in no event will the Class B Common Stock and Class C Common Stock be convertible, in the aggregate, into more than 113,750,014 shares of Class A Common Stock.

                      (D) In addition to any vote required by law or this Certificate of Incorporation, any amendment to this Certificate of Incorporation that changes the aggregate number of shares of Class A Common Stock into which the Class B Common Stock and Class C Common Stock are convertible (other than in connection with an amendment to the Certificate of Incorporation which involves a pro rata increase or decrease, as the case may be, in the Class A Common Stock through a stock split, merger or otherwise) shall require the affirmative vote of 75% of the outstanding shares of Class A Common Stock entitled to vote thereon, voting separately as a class, and the affirmative vote of a majority of the members of the entire Board of Directors.

                      (E) No consent of any class of capital stock of the Corporation other than the consent of a majority of the outstanding shares of Class B Common Stock and the majority of the outstanding shares of Class C Common Stock, each voting separately as a class, shall be required to amend any provision of this Section 4.3, the sole effect of which is to change the allocations of voting rights, dividends or liquidation distributions as between the Class B Common Stock and the Class C Common Stock, or the relative number of shares of Class A Common Stock into which the Class B Common Stock and Class C Common Stock are convertible, so long as such amendment does not change the aggregate voting rights of the Class B Common Stock and Class C Common Stock, the aggregate amount of dividends or liquidation distributions payable to the Class B Common Stock and the Class C Common Stock, or the aggregate number of shares of Class A Common Stock into which the Class B Common Stock and Class C Common Stock are convertible.

                      (F) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity) at a time at which any shares of Class B Common Stock or Class C Common Stock are outstanding, (1) the amount of consideration payable in respect of each share of Class A Common Stock shall be equal to
(i) the aggregate amount of consideration payable in respect of the Class B Common Stock and Class C Common Stock in such merger or consolidation divided by (ii) the aggregate number of shares of Class B Common Stock and Class C Common Stock then outstanding and (2) the type of consideration payable in respect of each share of Class A Common Stock shall be the same type of consideration payable in respect of each share of Class B Common Stock and Class C Common Stock; provided that in any such transaction in which the holders of Common Stock are to receive shares of capital stock, the terms of the shares to be received by holders of Class B Common Stock and Class C Common Stock may differ from the terms of the shares to be received by the holders of Class A Common Stock to the extent that the terms of the Class B Common Stock and Class C Common Stock differ from the terms of the Class A Common Stock under this Certificate of Incorporation, as in effect immediately prior to such transaction.

                      (G) In addition to any vote required by law or this Certificate of Incorporation, any amendment or repeal of Section 4.3.1(B) or Section 4.3.4 of this Certification of Incorporation shall require the affirmative vote of 75% of the outstanding shares of Class A Common Stock entitled to vote thereon, voting separately as a class, and the affirmative vote of a majority of the members of the entire Board of Directors.

               4.3.5 DEFINITIONS

               For purposes of this Section 4.3, the following terms shall have the meanings indicated:

               "Class B Capital Share Number" means the lesser of (x) .375 times the excess, if any, of the Aggregate Conversion Shares over the number determined pursuant to clause (B)(1) of Section 4.3.3(A)(ii), and (y) the number obtained by dividing (i) the Outstanding Class B Capital Amount as of the date of conversion by (ii) the Net Realizable FMV of a share of Class A Common Stock as of the date of conversion.

               "Class C Capital Share Number" means the lesser of (x) .625 times the excess, if any, of the Aggregate Conversion Shares over the number determined pursuant to clause (B)(1) of Section 4.3.3(A)(ii), and (y) the number obtained by dividing (i) the Outstanding Class C Capital Amount as of the date of conversion by (ii) the Net Realizable FMV of a share of Class A Common Stock as of the date of conversion.

               "Current Market Price" means the average of the daily Market Prices of the Class A Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

               "Market Price" means, with respect to the Class A Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Class A Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Class A Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Class A Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Class A Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

               "Net Realizable FMV" means, with respect to a share of Class A Common Stock, if calculable, the amount of gross proceeds net of underwriters' discounts, commissions or other selling expenses received by or to be received by the holder in connection with the sale of such share of Class A Common Stock on a when issued basis or immediately after the conversion or, in all other cases, an amount equal to 97% of the Current Market Price of the Class A Common Stock.

               "Outstanding Class B Capital Amount" means the product of
          (x) 193,125,000 and (y) a fraction, the numerator of which is the number of outstanding shares of Class B Common Stock as of the date of liquidation or conversion, as the case may be, and the denominator of which is the number of shares of Class B Common Stock issued on the original date of issuance of the Class B Common Stock, adjusted, as appropriate, to reflect any event set forth in Section 4.3.3(F)(i).

               "Outstanding Class C Capital Amount" means the product of
          (x) 321,875,000 and (y) a fraction, the numerator of which is the number of outstanding shares of Class C Common Stock as of the date of liquidation or conversion, as the case may be, and the denominator of which is the number of shares of Class C Common Stock issued on the original date of issuance of the Class C Common Stock, adjusted, as appropriate, to reflect any event set forth in Section 4.3.3(F)(i).

               "Preference Amounts" with respect to a share of Class B Common Stock means, as at any date, the sum of (i) $6.394 plus
          (ii) the Special Amount, adjusted, as appropriate, to reflect any event set forth in Section 4.3.3(F)(i).

               "Special Amount" with respect to a share of Class B Common Stock shall mean, as at any date, an amount equal to (a) $0.10 plus (b) a fraction, the numerator of which is equal to the product of (i) $6.394, (ii) .07 and (iii) the number of months (and the fraction of a month, based on a 30 day month, calculated to three decimal places) that have lapsed since September 30, 2001 to such date, and the denominator of which is equal to 12, adjusted, as appropriate, to reflect any event set forth in
          Section 4.3.3(F)(i).

          4.4  PREFERRED STOCK

               The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be
(i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          4.5  REDEMPTION

               Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the DGCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                    (A) The redemption price of the shares to be redeemed pursuant to this Section 4.5 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares;

                    (B) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

                    (C) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                    (D) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed;

                    (E) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

                    (F) Such additional terms and conditions as the Board of Directors shall determine.

               For purposes of this Section 4.5, the following terms shall have the meanings indicated:

               "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

               "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this Section 4.5; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

               "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.5.

               "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this Section 4.5, at least equal to the price required to be paid pursuant to paragraph (A) of this Section 4.5 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions).

ARTICLE 5.  BOARD OF DIRECTORS

          5.1  DIRECTORS; NUMBER; ELECTION

               The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors. The Board of Directors shall be divided into three classes (designated as Class I, Class II, and Class III), as nearly equal in number as possible. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected by a plurality of the voting rights represented by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors.

               If the number of directors is changed by resolution of the Board of Directors pursuant to this Article 5, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of an incumbent director.

               Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the holders of Common Stock and any other stockholders having the right to vote with the Common Stock as a single class may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next election of the class of directors for which such director is chosen, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may (unless otherwise provided in this Certificate of Incorporation) be filled by a majority of the directors elected by such class or classes or series thereof in office, or by a sole remaining director so elected, and each director so chosen shall hold office until the next election of the class of directors for which such director is chosen, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

          5.2  MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

               The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          5.3  LIMITATION OF LIABILITY

               No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.3 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE 6.  INDEMNIFICATION

               The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article 6 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

               The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 6 to directors and officers of the Corporation.

               The rights to indemnification and to the advance of expenses conferred in this Article 6 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

               Any repeal or modification of this Article 6 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 7.  AMENDMENT OF CERTIFICATE OF INCORPORATION

               The Corporation reserves the right, at any time and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws for the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, except that Sections 5.1 and 5.3, Article 6, this Article 7 and Article 9 may not be amended or repealed except by the affirmative vote of at least two-thirds of the voting rights represented by the shares entitled to vote thereon and the affirmative vote of a majority of the members of the entire Board of Directors; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

ARTICLE 8.  AMENDMENT OF BYLAWS

               In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation.

ARTICLE 9.  UNANIMOUS WRITTEN CONSENT TO STOCKHOLDER ACTION WITHOUT A
            MEETING.

               Notwithstanding the provisions of Section 228 of the DGCL, except to the extent otherwise provided pursuant to the terms of any series of Preferred Stock with respect to such series, no corporate action of stockholders without a meeting of stockholders shall be taken by less than unanimous written consent of the stockholders of the Corporation entitled to vote thereon.

ARTICLE 10.  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

               The Corporation elects not to be governed by Section 203 of the DGCL, as the same may be amended from time to time. This election shall be effective as of the earliest date permitted by law.

ARTICLE 11.  ADDITIONAL PROVISIONS

               The Corporation will not issue non-voting equity securities to the extent prohibited by Section 1123(a)(6) of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the effective date of the Plan of Reorganization; provided, however, that this Article 11: (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

               IN WITNESS WHEREOF, McLeodUSA Incorporated has caused this Second Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers this 12th day of April, 2002.

                                      McLeodUSA Incorporated


                                      By:   /s/ Stephen C. Gray
                                         ----------------------------------
                                      Name:   Stephen C. Gray
                                      Title:  President and Chief Executive
                                              Officer